                                                                   EXHIBIT 10.7



                            EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT is made this 25th day of November 1996 (the "Effective Date") between MEDICAL MANAGER CORPORATION, a Delaware corporation (the "Company"), and LEE A. ROBBINS (the "Executive").

WHEREAS, the parties wish to enter into an employment agreement to employ the Executive as a Vice President and, upon resignation of the current Chief Financial Officer, its Chief Financial Officer and to set forth certain additional agreements between the Executive and the Company.

NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

         1.      TERM

The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement for an initial term of five (5) years, commencing on the Effective Date. Effective as of the expiration of such initial five (5) year term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional 12-month period unless, not later than 60 days prior to each such respective date, the Company shall have given notice to the Executive that the term shall not be so extended. Notwithstanding the foregoing the Executive's employment hereunder may be earlier terminated, as provided in Section 4 hereof. The term of this Agreement, as in effect from time to time in accordance with the foregoing, shall be referred to herein as "Term." The period of time between the Effective Date and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

         2.      EMPLOYMENT

         (a) POSITIONS AND REPORTING. The Company hereby employs the Executive for the Employment Period as a Vice President and, upon the resignation of the current Chief Financial Officer, its Chief Financial Officer on the terms and conditions set forth in this Agreement.

         (b) AUTHORITY AND DUTIES. The Executive shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's positions, commensurate with the authority vested in the Executive's positions, pursuant to this Agreement and consistent with the By-Laws of the Company. Without limiting the generality of the foregoing, the Executive shall report directly and be responsible to the President of the Company. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may
(i) make and manage passive personal business investments of his choice (in the case of publicly held corporations not to exceed 1% of the outstanding voting stock) and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board of Directors of the Company (the "Board"), provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Board, serve on the boards of directors of other corporations.

         3.      COMPENSATION AND BENEFITS

         (a) SALARY. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of One Hundred Fifty Thousand ($150,000.00) Dollars per annum, payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. Such base salary shall be subject to review each year for a possible increase by the President, but shall in no event be decreased from its then-existing level during the Employment Period.

         (b) ANNUAL BONUS. During the Employment Period, the Executive shall have the opportunity to earn an annual bonus in accordance with a Company annual bonus program for senior executives. The payment of any annual bonus under any such program shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Board in its discretion.

         (c) EQUITY PARTICIPATION. Effective on the date of commencement of the Company's initial public offering of Common Stock (but subject to the Executive being an executive officer of the Company on the date of closing of such initial public offering), the Executive shall be granted a stock option to acquire One Hundred Thousand (100,000) shares, at the initial public offering price of the Common Stock of the Company, subject to the terms and conditions of the stock option agreement between the Company and the Executive dated as of the date hereof and the Company's 1996 Long-Term Incentive Plan. In addition, the Executive shall be entitled to receive awards under any other stock option or equity based incentive compensation plan or arrangement adopted by the Company during the Employment Period for which senior executives are eligible. The level of the Executive's future participation in any such plan or arrangement shall be in the sole discretion of the Board.

         (d) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans, programs and arrangements of the Company in effect during the Employment Period which are generally available to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. In addition, during the Employment Period, the Executive shall be entitled to fringe benefits and perquisites comparable to those of other senior executives of the Company, including, but not limited, to three (3) weeks of vacation pay per year.


         (e) COBRA PAYMENTS. If the Executive elects to maintain continued medical coverage under his current employer's group policy the Company shall pay all monthly insurance premiums associated with such coverage. The Company's obligation to make such payments shall begin in December 1996 and continue until such time as the Company provides medical coverage for the Executive. In no event shall such payments be made by the company for coverage beyond February 28, 1998.

         (f) BUSINESS EXPENSES. During the Employment Period, the Company shall reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's policies.

         (g) DIRECT LIVING AND MOVING EXPENSES. The Company shall reimburse the Executive up to Five Hundred ($500.00) Dollars per month to defray direct living expenses incurred by the Executive during his transition from Orlando, Florida to Tampa, Florida. The Company shall continue to reimburse the Executive until the Executive and his family relocate to Tampa, Florida or for six (6) months, whichever is earlier. Additionally, the Company shall pay the direct and reasonable expenses related to moving the Executive's household (including packing and unpacking) to Tampa, Florida.

         (h) INDEMNIFICATION. During the Employment Period and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by applicable law, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, with respect to all costs, charges and expenses whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding to which he may be made a party by reason of being or having been a director, officer or employee of the Company or having served any other enterprise as a director, officer or employee at the request of the Company.

         4.      TERMINATION OF EMPLOYMENT

         (a) TERMINATION FOR CAUSE. The Company may terminate the Executive's employment hereunder for cause. For purposes of this Agreement, the Company shall have "cause" to terminate the Executive's employment hereunder if such termination shall be the result of:

                 (i) willful material fraud or material dishonesty in connection with the Executive's performance hereunder that results in harm to the Company if the Executive has been provided an opportunity to cure as provided in Section 4(c) of this Agreement;

                 (ii) the failure by the Executive to substantially perform his material duties hereunder that results in harm to the Company if the Executive has been provided an opportunity to cure as provided in
         Section 4(c) of this Agreement;

                 (iii) the Executive's material breach of this Agreement if the Executive has been provided an opportunity to cure as provided in
         Section 4(c) of this Agreement;

                 (iv) the appropriation of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company;

                 (v) the misappropriation of any of the Company's funds or property; or

                 (vi) the conviction of, or the entering of a guilty plea or plea of no contest with respect to a felony or the equivalent thereof.

         (b) TERMINATION FOR GOOD REASON. The Executive shall have the right at any time to terminate his employment with the Company at any time and for any reason. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 4 (c) hereof, the Executive shall have "good reason" to terminate his employment hereunder if such termination shall be the result of:

                 (i) a material diminution during the Employment Period in the Executive's duties or responsibilities as set forth in Section 2 hereof;

                 (ii) a material breach by the Company of the compensation and benefits provisions set forth in Section 3 hereof;

                 (iii) a notice of non renewal of the Agreement by the Company in accordance with Section 1 hereof;

                 (iv)     a notice of termination by the Executive under
         Section 4 (c) hereof within 12 months following the occurrence of a Change in Control (as defined in Section 4 (e) hereof);

                 (v) a material breach by the Company of any other term of this Agreement; or

                 (vi) the involuntary relocation of the Executive to a place of employment that is more than 50 miles from his current place of employment, Tampa, Florida.

         (c) NOTICE AND OPPORTUNITY TO CURE. Notwithstanding the foregoing, it shall be a condition precedent to the Company's right to terminate the Executive's employment for "cause" and the Executive's right to terminate his employment for "good reason" that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach") and (2) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional 30 days), provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure.

         (d) TERMINATION UPON DEATH OR PERMANENT AND TOTAL DISABILITY. Except as specifically provided in this Agreement, the Employment Period, all benefits and any other rights of the Executive shall be terminated by the death of the Executive. The Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties to the Company by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence due to the Disability (a "Disability"). If the Employment Period is terminated by reason of a Disability of the Executive, the Company shall give 30 days' advance written notice to that effect to the Executive.

         (e) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" shall be deemed to have taken place if:

                 (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock are converted into cash, securities or other property other than a consolidation or merger of the Company in which the holders of the Company's voting stock immediately prior to the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock of the surviving corporation, or any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

                 (ii) any person (as such term is used in Sections 13 (d) and 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall after the date hereof become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person); or

                 (iii) individuals who at the date hereof constitute the entire Board and any new directors whose election by the Board, or whose nomination for election by the Company's stockholders, shall have been approved by a vote of at least a majority of the directors then in office who either were directors at the date hereto or whose election or nomination for election shall have been so approved (the "Continuing Directors") shall cease for any reason to constitute a majority of the members of the Board.

         5.      CONSEQUENCES OF TERMINATION

         (a) TERMINATION WITHOUT CAUSE OR GOOD REASON. In the event of termination of the Executive's employment hereunder by the Company without "cause" (other then upon death or Disability) or by the Executive for "good reason" (each as defined in Section 4 hereof), the Executive shall be entitled to the following severance pay and benefits:

                 (i) SEVERANCE PAY - severance payment in the form of continuation of the Executive's base salary as in effect immediately prior to such termination over the longer of: (A) the then-remaining Term hereof; or (B) 24 months (the "Severance Period").

                 (ii) BENEFITS CONTINUATION - continuation for the Severance Period of coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to provide such coverages shall be terminated if the Executive is able to obtain substitute coverage from another employer at any time during the Severance Period. The Executive shall be entitled, at the expiration of the Severance Period, to elect continued medical coverage in accordance with section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); and

                 (iii) STOCK OPTIONS - all options to purchase shares of the Company's Common Stock held by the Executive immediately prior to termination of employment shall become immediately vested and exercisable and, subject to the terms of the Company's 1996 Long-Term Incentive Plan, shall remain exercisable for the duration of the Severance Period.

         (b) FAILURE TO CONSUMMATE MERGER. Notwithstanding the provisions of Section 5(a) hereof, the Executive and the Company shall each have the right to terminate this Employment Agreement if the mergers contemplated by those certain Agreements and Plans of Reorganization, dated as of the 30th day of September 1996, between the Company and its acquisition subsidiary or subsidiaries is not consummated within nine (9) months of the Effective Date of this Agreement. In the event that the Executive's employment is terminated pursuant to the provisions of this Section 5(b), then the Executive shall not be entitled to the stock option rights contemplated by this Agreement but shall be entitled to a continuation of the Executive's base salary as in effect immediately prior to such termination and a continuation of his then existing benefits for a period of six (6) months from the date of termination.

         (c) OTHER TERMINATIONS. In the event of termination of the Executive's employment hereunder for any reason other than those specified in
Section 5(a) and 5(b) hereof, the Executive shall not be entitled to any severance pay, benefits continuation or stock option rights contemplated by the foregoing, except as may otherwise be provided under the applicable benefit plans or award agreements relating to the Executive.

         (d) ACCRUED RIGHTS. Notwithstanding the foregoing provisions of this Section 5, in the event of termination of the Executive's employment hereunder for any reason, the Executive shall be entitled to payment of any unpaid portion of his base salary through the effective date of termination, and payment of any accrued but unpaid rights solely in accordance with the terms of any incentive bonus, stock option or employee benefit plan or program of the Company.

         6.      CONFIDENTIALITY

The Executive agrees that he will not at any time during the Employment Period or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company, including, without limiting the generality of the foregoing, the techniques, methods or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the business of the Company, its manner of operation, its plans or other material data. The provisions of this Section 6 shall not apply to (i) information that is public knowledge other than as a result of disclosure by the Executive in breach of this Section 6; (ii) information disseminated by the Company to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to the Company; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

The Executive further agrees that he will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Company) Company property which includes but is not limited to any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Company and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Company.
Upon termination of this Agreement by either party, or upon the request of the Company during the Employment Period, the Executive will return to the Company all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

         7.      INVENTIONS

The Executive is hereby retained in a capacity such that the Executive's responsibilities include the making of technical and managerial contributions of value to Company. The Executive hereby assigns to the Company all right, title and interest in such contributions and inventions made or conceived by the Executive along or jointly with others during the Employment Period which relate to the business or of the Company. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to Company and assist the Company in obtaining and protecting the rights therein (including patents thereon) in any and all countries; provided however, that said contributions and inventions will be the property of Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. Inventions conceived by the Executive which are not related to the business of the Company will remain the property of the Executive.

         8.      NON-COMPETITION

The Executive agrees that he shall not during the Employment Period and for one
(1) year after the Employment Period or, if applicable, the Severance Period, whichever is longer, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business involved in development, marketing, sale or support of health care information systems. Notwithstanding the foregoing, the Executive shall not be prohibited during the non-competition period applicable above from acting as a passive investor where he owns not more than one percent (1%) of the issued and outstanding capital stock of any publicly-held company. During the period that the above non-competition restriction applies, the Executive shall not, without the written consent of the Company, solicit any employee of the Company or any employee of a current or future subsidiary or affiliate thereof to terminate his or her employment. The period of time applicable to any covenant in this Section 8 will be extended by the duration of any violation by the Executive of such covenant.

If any covenant in this Section 8 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine may be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

         9.      BREACH OF RESTRICTIVE COVENANTS.

The parties agree that a breach or violation of Section 6, 7 or 8 hereof will result in immediate and irreparable injury and harm to the innocent party, who shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligation hereunder.

         10.     NOTICE

For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         (a)     If to the Company, to:

                          MEDICAL MANAGER CORPORATION
                          FRANKLYN M. KRIEGER
                          ASSOCIATE GENERAL COUNSEL
                          3001 NORTH ROCKY POINT DRIVE EAST
                          SUITE 100
                          TAMPA, FL 33607

         (b)     If to the Executive, to:

                          LEE A. ROBBINS
                          11325 RIVERBANK BOULEVARD
                          ORLANDO, FLORIDA 32817

or to such other respective addresses as the parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

         11.     ARBITRATION: LEGAL FEES.

Except as provided in Section 9 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall reimburse the Executive for all reasonable legal fees and costs and other fees and expenses which the Executive may incur in respect of any dispute or controversy arising against the Company under or in connection with this Agreement; provided, however, that the Company shall not reimburse any such fees, costs and expenses if the fact finder determines that the action brought by the Executive was substantially without merit.

         12.     WAIVER OF BREACH.

Any waiver of any breach of the Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or of the Company.

         13.     NON-ASSIGNMENT: SUCCESSORS.

Neither party hereto may assign his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall insure to the benefit of and be binding upon the heirs, assigns or designees of the executive to the extent of any payments due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign or the Company referred to in the preceding sentence.

         14.     WITHHOLDING OF TAXES.

All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonable determine it should withhold pursuant to any applicable law or regulation.

         15.     SEVERABILITY.

To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this agreement shall be unaffected and shall continue in full force and effect.

         16.     COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17.     GOVERNING LAW.

This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

         18.     ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by written instrument executed by the Executive and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of November 25, 1996.




THE EXECUTIVE                                      MEDICAL MANAGER CORPORATION



/s/ Lee A. Robbins                                 /s/ John Kang
---------------------------                        ---------------------------
LEE A. ROBBINS                                     By:  JOHN KANG
                                                   Its: PRESIDENT